    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 17, 1998.


                                                      REGISTRATION NO. 333-48563
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                             ----------------------

                        FINLAY FINE JEWELRY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                    5944                                   13-3492802
    (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                     (IRS EMPLOYER
     INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                  IDENTIFICATION NUMBER)

                             ----------------------

                                529 FIFTH AVENUE
                            NEW YORK, NEW YORK 10175
                                 (212) 808-2800
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ----------------------

                              BONNI G. DAVIS, ESQ.
                        SECRETARY AND CORPORATE COUNSEL
                            FINLAY ENTERPRISES, INC.
                                529 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 808-2060
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                             ----------------------

                                   Copies to:

                     JAMES M. DUBIN, ESQ.                                          ROBERT A. PROFUSEK, ESQ.
                    EDWIN S. MAYNARD, ESQ.                                         ROBERT A. ZUCCARO, ESQ.
           PAUL, WEISS, RIFKIND, WHARTON & GARRISON                               JONES, DAY, REAVIS & POGUE
                 1285 AVENUE OF THE AMERICAS                                         599 LEXINGTON AVENUE
                   NEW YORK, NEW YORK 10019                                        NEW YORK, NEW YORK 10022
                        (212) 373-3000                                                  (212) 326-3939

                             ----------------------

    APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses payable in connection with the offering of the shares being registered hereby, other than underwriting discounts and commissions. All the amounts shown are estimates, except the Securities and Exchange Commission registration fee and the NASD filing fee. All of such expenses are being borne by the Company.

SEC registration fee..............................................  $ 44,250
NASD filing fee...................................................    15,500
Accounting fees and expenses......................................    50,000(1)
Legal fees and expenses...........................................   250,000(1)
Printing and engraving expenses...................................   150,000(1)
Miscellaneous fees and expenses...................................    75,000(1)
                                                                    --------
       Total......................................................  $525,000(1)
                                                                     -------
                                                                     -------

------------------
(1) Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 102(b)(7) of the Delaware General Corporation Law (the 'DGCL') permits a provision in the certificate of incorporation of each corporation organized thereunder, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. The Certificate of Incorporation of the Company eliminates the personal liability of directors to the fullest extent permitted by the DGCL.

     Section 145 of the DGCL ('Section 145'), in summary, empowers a Delaware corporation, within certain limitations, to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with any suit or proceeding other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

     With respect to actions by or on behalf of the corporation, Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided such person meets the standard of conduct described in the preceding paragraph, except that no indemnification is permitted in respect of any claim where such person has been found liable to the corporation, unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification and determines that such person is fairly and reasonably entitled to be indemnified.

     The Certificate of Incorporation of the Company provides for the indemnification of officers and directors and certain other parties (the 'Indemnitees') of the Company to the fullest extent permitted under Delaware law; provided, that except in the case of proceedings to enforce rights to indemnification, the Company shall indemnify such Indemnitee in connection with a proceeding initiated by such Indemnitee only if such proceeding was authorized by the Board of Directors of the Company.

     Finlay is a party to indemnification agreements with each of Finlay's directors and executive officers. The indemnification agreements require, among other things, that Finlay indemnify its directors and executive officers against certain liabilities and associated expenses arising from their service as directors and executive officers of Finlay and reimburse certain related legal and other expenses. In the event of a Change in Control (as defined therein) Finlay will, upon request by an indemnitee under the agreements, create and fund a trust for the benefit of such indemnitee sufficient to satisfy reasonably anticipated claims for indemnification. Finlay also covers each director and executive officer under a directors and officers liability insurance policy maintained by Finlay in such amounts as the Board of Directors of the Company finds reasonable. Although the indemnification agreements offer coverage similar to the provisions in the Restated Certificate of Incorporation, they provide greater assurance to directors and executive officers that indemnification will be available, because, as contracts, they cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to eliminate the rights they provide.

     The Underwriting Agreement provides for indemnification by the Underwriters of the Company, its directors and officers, persons who control the Company within the meaning of Section 15 of the Securities Act for certain liabilities, including liabilities arising thereunder.

     Certain of the employment and consulting agreements described in the Prospectus under the captions 'Management -- Executive Compensation -- Employment Agreements and Change of Control Arrangements' and 'Management -- Executive Compensation -- Directors' Compensation' contain provisions entitling the executive or consultant, as the case may be, to indemnification for losses incurred in the course of service to the Company or Finlay Jewelry, under certain circumstances.

     Thomas H. Lee Company provides indemnification to Warren C. Smith in connection with his service as a director of the Company and Finlay Jewelry.

ITEM 16 EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


     (a) Exhibits:


 EXHIBIT
 NUMBER           DESCRIPTION OF DOCUMENT
---------         ---------------------------------------------------------------------------------------------------

 1.1         --   Form of Underwriting Agreement--Senior Notes.

 3.1         --   Certificate of Incorporation, as amended, of Finlay Jewelry (incorporated by reference to Exhibit
                  3.1 of Form S-1 Registration Statement, Registration No. 33-59580).

 3.2         --   By-laws of Finlay Jewelry (incorporated by reference to Exhibit 4.1 filed as part of the Current
                  Report on Form 8-K filed by the Registrant on June 10, 1993).

 4.1         --   Article Fourth of the Restated Certificate of Incorporation and Articles II and VI of the Bylaws
                  (incorporated by reference to Exhibit 4.1 of Form S-1 Registration Statement, Registration No.
                  33-59380).

 4.2         --   Specimen 10 5/8% Senior Note Due 2003 issued by Finlay Jewelry (incorporated by reference to
                  Exhibit 4.2 filed as part of the Current Report on Form 8-K filed by the Registrant on June 10,
                  1993).

 4.3(a)      --   Indenture dated as of May 26, 1993 between Finlay Jewelry and Marine Midland Bank, as Trustee, relating to the 10 5/8% Senior Notes Due 2005 issued by Finlay Jewelry (incorporated by reference to Exhibit 4.3 filed as part of the Current Report on Form 8-K filed by the Company on June 10,
                  1993).

 4.3(b)      --   First Supplemental Indenture dated as of October 28, 1994 among Finlay Jewelry, Sonab Holdings,
                  Sonab International, Sonab and Marine Midland Bank, as Trustee, to the indenture relating to the
                  10 5/8% Senior Notes due 2003 issued by Finlay Jewelry (incorporated by reference to Exhibit 4.1 filed as part of the Quarterly Report on Form 10-Q for the period ended October 29, 1994 filed by
                  Finlay Jewelry on December 13, 1994).

 4.3(c)      --   Second Supplemental Indenture dated as of July 14, 1995 among Finlay Jewelry, Sonab Holdings, Sonab
                  International, Sonab and Marine Midland Bank, as Trustee, to the indenture relating to the 10 5/8%
                  Senior Notes due 2003 issued by Finlay Jewelry (incorporated by reference to Exhibit 4.1 filed as part of the Quarterly Report on Form 10-Q for the period ended July 29, 1995 filed by Finlay
                  Jewelry on September 9, 1995).

 4.4         --   Stock Purchase Agreement dated as of May 26, 1993 among Finlay Enterprises, Finlay Jewelry, THL
                  Equity Holding Corp., Equity-Linked Investors, L.P. and Equity-Linked Investors-II (incorporated by reference to Exhibit 4.4 filed as part of the Current Report on Form 8-K filed by the Company on
                  June 10, 1993).

 4.5         --   Amended and Restated Stockholders' Agreement dated as of March 6, 1995 among the Finlay
                  Enterprises, David B. Cornstein, Arthur E. Reiner, Robert S. Lowenstein,

 EXHIBIT
 NUMBER           DESCRIPTION OF DOCUMENT
---------         ---------------------------------------------------------------------------------------------------
                  Norman S. Matthews, Ronald B. Grudberg, Harold S. Geneen, James Martin Kaplan, Electra Investment
                  Trust, PLC, RHI Holdings, Inc., Jeffrey Branman, The Lee Holders listed on the signature page thereto, Equity-Linked Investors, L.P., Equity-Linked Investors-II and certain other security holders (incorporated by reference to Exhibit 4.9 filed as part of the Annual Report on Form 10-K for the period ended January 28, 1995 filed by Finlay Jewelry on April 12, 1995).

 4.6         --   Registration Rights Agreement dated as of May 26, 1993 among Finlay Jewelry, David B. Cornstein,
                  Harold S. Geneen, Ronald B. Grudberg, Robert S. Lowenstein, John C. Belknap, James Martin Kaplan,
                  Electra Investment Trust, PLC, RHI Holdings, Inc., Jeffrey Branman, Andrew U. Belknap, Timothy H.
                  Belknap, THL Equity Holding Corp., Equity-Linked Investors, L.P. and Equity-Linked Investors-II
                  (incorporated by reference to Exhibit 4.6 filed as part of the Current Report on Form 8-K filed by
                  Finlay Jewelry on June 10, 1993).

 4.7         --   Omnibus Amendment to Registration Rights and Stockholders' Agreement (incorporated by reference to
                  Exhibit 10.10 filed as part of the Quarterly Report on Form 10-Q for the period ended November 1,
                  1997 filed by Finlay Jewelry on December 16, 1997).
 4.8
                  Indenture dated as of April   , 1998, between Finlay Jewelry and Marine Midland Bank, as trustee,
                  relating to the      % Senior Notes due 2008 issued by Finlay Jewelry.

 5.1         --   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison.

10.1         --   Underwriting Agreement relating to the Offering dated April 6, 1995 by and among Finlay
                  Enterprises, Finlay Jewelry, the Selling Stockholders and Goldman, Sachs & Co. on behalf of each of the Underwriters (incorporated by reference to Exhibit 10.1 filed as part of the Annual Report on
                  Form 10-K for the period ended January 28, 1995 filed by Finlay Jewelry on April 12, 1995).

10.2         --   Form of Agreement and Certificate of Option Pursuant to the Long Term Incentive Plan of Finlay
                  Enterprises (incorporated by reference to Exhibit 10.1 filed as part of the Quarterly Report on
                  Form 10-Q for the period ended July 31, 1993 filed by Finlay Jewelry on September 14, 1993).

10.3         --   Finlay Enterprises' Restated Retirement Income Plan (401(k)) (incorporated by reference to Exhibit
                  10.6 filed as part of the Quarterly Report on Form 10-Q for the period ended July 29, 1995 filed by
                  Finlay Jewelry on September 9, 1995).

10.3(a)      --   Amendment No. 1 to Finlay Enterprises' Restated Retirement Income Plan (401(k)) (incorporated by reference to Exhibit 10.7 filed as part of the Quarterly Report on Form 10-Q for the period ended
                  July 29, 1995 filed by Finlay Jewelry on September 9, 1995).

10.3(b)      --   Amendment No. 2 to Finlay Enterprises' Retirement Income Plan (incorporated by reference to Exhibit
                  10.1 filed as part of the Quarterly Report on Form 10-Q for the period ended May 4, 1996 filed by
                  Finlay Jewelry on June 14, 1996).

10.3(c)      --   Amendment No. 3 to Finlay Enterprises' Retirement Income Plan (401(K)) (incorporated by reference to Exhibit 10.11 filed as part of the Quarterly Report on Form 10-Q for the period ended November
                  1, 1997 filed by Finlay Jewelry on December 16, 1997).


10.4         --   Executive Medical Benefits Plan of Finlay Jewelry and Finlay Enterprises (incorporated by reference to Exhibit 10.3 of Form S-1 Registration Statement, Registration No. 33-59380).

10.5(a)      --   Employment Agreement dated as of May 26, 1993 between David B. Cornstein and Finlay Jewelry
                  (incorporated by reference to Exhibit 19.2 filed as part of the Quarterly Report on Form 10-Q for the period ended May 1, 1993 filed by Finlay Jewelry on June 30, 1993).

 EXHIBIT
 NUMBER           DESCRIPTION OF DOCUMENT
---------         ---------------------------------------------------------------------------------------------------
10.5(b)      --   Amendment to Employment Agreement dated as of December 20, 1995 between David B. Cornstein and
                  Finlay Jewelry (incorporated by reference to Exhibit 10.1 filed as part of the Quarterly Report on
                  Form 10-Q for the period ended April 29, 1995 filed by Finlay Jewelry on June 3, 1995).

10.5(c)      --   Amendment to Employment Agreement between David B. Cornstein and Finlay Jewelry (incorporated by reference to Exhibit 10.9 filed as part of the Quarterly Report on Form 10-Q for the period ended
                  November 1, 1997 filed by Finlay Jewelry on December 16, 1997).

10.6(a)      --   Employment Agreement dated as of January 3, 1995 among Finlay Enterprises, Finlay Jewelry and
                  Arthur E. Reiner (incorporated by reference to Exhibit 10.7(a) of Form S-1 Registration Statement,
                  Registration No. 33-88938).

10.6(b)      --   Executive Securities Purchase Agreement dated as of January 3, 1995 between Finlay Enterprises and
                  Arthur E. Reiner (incorporated by reference to Exhibit 10.7(b) of Form S-1 Registration Statement,
                  Registration No. 33-88938).

10.6(c)      --   Limited Recourse Secured Promissory Note dated as of January 3, 1995 by Arthur E. Reiner in favor of Finlay Enterprises (incorporated by reference to Exhibit 10.7(c) of Form S-1 Registration
                  Statement, Registration No. 33-88938).

10.6(d)      --   Stock Pledge Agreement dated as of January 3, 1995 between Finlay Enterprises and Arthur E. Reiner
                  (incorporated by reference to Exhibit 10.7(d) of Form S-1 Registration Statement, Registration No.
                  33-88938).

10.6(e)      --   Amendment Employment Agreement dated as of May 17, 1995 among Finlay Enterprises, Finlay Jewelry and Arthur E. Reiner (incorporated by reference to Exhibit 10.8(e) filed as part of the Annual
                  Report on Form 10-K for the period ended February 1, 1997 filed by Finlay Jewelry on May 1, 1997).

10.6(f)      --   Amendment No. 2 to Employment Agreement dated as of March 5, 1997 among Finlay Enterprises, Finlay
                  Jewelry and Arthur E. Reiner (incorporated by reference to Exhibit 10 filed as part of the
                  Quarterly Report on Form 10-Q for the period ended May 3, 1997 filed by Finlay Jewelry on June 17,
                  1997).

10.6(g)      --   Amendment No. 3 to Employment Agreement dated July 1, 1997 among Finlay Enterprises, Finlay Jewelry and Arthur E. Reiner (incorporated by reference to Exhibit 10.6(g) filed as part of the Annual
                  Report on Form 10-K for the period ended January 31, 1998 filed by Finlay Jewelry on March 24,
                  1998).

10.7(a)      --   Consulting and Option Agreement dated as of July 7, 1993 by and between Finlay Jewelry and Norman
                  S. Matthews (incorporated by reference to Exhibit 10.K for the period ended January 29, 1994 filed by Finlay Jewelry on April 27, 1994).

10.7(b)      --   Amendment to Consulting and Option Agreement dated as of March 6, 1995 between Norman S. Matthews and Finlay Jewelry (incorporated by reference to Exhibit 10.2 filed as part of the Quarterly Report on Form 10-Q for the period ended April 29, 1995 filed by Finlay Jewelry on June 3, 1995).


10.8         --   Employment Agreement dated as of April 18, 1997 between Joseph M. Melvin and Finlay Jewelry
                  (incorporated by reference to Exhibit 10.8 filed as part of the Annual Report on Form 10-K for the period ended January 31, 1998 filed by Finlay Jewelry on March 24, 1998).

10.9         --   Tax Allocation Agreement dated as of November 1, 1992 between Finlay Enterprises and Finlay Jewelry
                  (incorporated by reference to Exhibit 19.5 filed as part of the Quarterly Report on Form 10-Q for the period ended May 1, 1993 filed by Finlay Jewelry on June 30, 1993).

10.10        --   Management Agreement dated as of May 26, 1993 among Finlay Enterprises, Finlay Jewelry and Thomas
                  H. Lee Company (incorporated by reference to Exhibit 28.2 filed as part of the Current Report on
                  Form 8-K filed by Finlay Jewelry on June 10, 1993).

 EXHIBIT
 NUMBER           DESCRIPTION OF DOCUMENT
---------         ---------------------------------------------------------------------------------------------------
10.11        --   Management Agreement dated as of May 26, 1993 among Finlay Enterprises, Finlay Jewelry and Desai
                  Capital Management Incorporated (incorporated by reference to Exhibit 28.1 filed as part of the
                  Current Report on Form 8-K filed by Finlay Jewelry on June 10, 1993).

10.12(a)     --   Long Term Incentive Plan of Finlay Jewelry (incorporated by reference to Exhibit 19.5 filed as part of the Quarterly Report on Form 10-Q for the period ended May 1, 1993 filed by Finlay Jewelry on
                  June 30, 1993).

10.12(b)     --   Amendment No. 1 to Finlay Enterprises' Long Term Incentive Plan (incorporated by reference to
                  Exhibit 10.14(b) of the Form S-1 Registration Statement, Registration No. 33-88938).

10.13        --   1997 Long Term Incentive Plan (incorporated by reference to Exhibit 10.13 as part of the Annual
                  Report on Form 10-K for the period ended January 31, 1998 filed by Finlay Jewelry on March 24,
                  1998).

10.14(a)     --   Amended and Restated Credit Agreement dated as of March 28, 1995 among G.E. Capital, individually and its capacity as agent, certain other lenders and financial institutions, Finlay Enterprises and
                  Finlay Jewelry (the 'Amended and Restated Credit Agreement') (incorporated by reference to Exhibit
                  10.15 filed as part of the Annual Report on Form 10-K for the period ended January 28, 1995 filed by Finlay Jewelry on April 12, 1995).

10.14(b)     --   Amendment No. 1, dated as of June 15, 1995, to the Amended and Restated Credit Agreement
                  (incorporated by reference to Exhibit 10.4 filed as part of the Quarterly Report on Form 10-Q for the period ended July 29, 1995 filed by Finlay Jewelry on September 9, 1995).

10.14(c)     --   Amendment No. 2 to the Amended and Restated Credit Agreement dated as of February 1, 1996
                  (incorporated by reference to Exhibit 10.15(c) filed as part of the Annual Report on Form 10-K for the period ended February 3, 1996 filed by Finlay Jewelry on May 3, 1996).

10.14(d)     --   Amendment No. 3 to the Amended and Restated Credit Agreement dated as of January 31, 1997
                  (incorporated by reference to Exhibit 10.1 filed as part of the Quarterly Report on Form 10-Q for the period ended August 2, 1997 filed by Finlay Jewelry on September 16, 1997).

10.15(a)     --   Amended and Restated Revolving Note dated as of March 28, 1995 by Finlay Enterprises and Finlay
                  Jewelry to the order of G.E. Capital in the principal amount of $98,000,000 (incorporated by reference to Exhibit 10.16(a) filed as part of the Annual Report on Form 10-K for the period ended
                  January 28, 1995 filed by Finlay Jewelry on April 12, 1995).

10.15(b)     --   Amended and Restated Revolving Note dated as of March 28, 1995 by Finlay Enterprises and Finlay
                  Jewelry to the order of Shawmut Bank in the principal amount of $37,000,000 (incorporated by reference to Exhibit 10.16(b) filed as part of the Annual Report on Form 10-K for the period ended
                  January 28, 1995 filed by Finlay Jewelry on April 12, 1995).

10.16        --   Security Agreement dated as of May 26, 1993 by Finlay Jewelry in favor of G.E. Capital, as agent
                  (incorporated by reference to Exhibit 19.9 filed as part of the Quarterly Report on Form 10-Q for the period ended May 1, 1993 filed by Finlay Jewelry on June 30, 1993).

10.17        --   Security Agreement and Mortgage--Trademarks, Patents and Copyrights, dated as of May 26, 1993 by
                  Finlay Jewelry in favor of G.E. Capital, as agent (incorporated by reference to Exhibit 19.10 filed as part of the Quarterly Report on Form 10-Q for the period ended May 1, 1993 filed by Finlay
                  Jewelry on June 30, 1993).

10.18        --   Assignment of Life Insurance Policy as Collateral dated May 26, 1993 by Finlay Enterprises G.E.
                  Capital, as agent (upon the life of each David B. Cornstein, Ronald B.

 EXHIBIT
 NUMBER           DESCRIPTION OF DOCUMENT
---------         ---------------------------------------------------------------------------------------------------
                  Grudberg and Robert S. Lowenstein) (incorporated by reference to Exhibit 19.11 filed as part of the
                  Quarterly Report on Form 10-Q for the period ended May 1, 1993 filed by Finlay Jewelry on June 30,
                  1993).

10.19        --   Assignment of Business Interruption Insurance Policy as Collateral dated February 28, 1994 by
                  Finlay Jewelry to G.E. Capital, as agent (incorporated by reference to Exhibit 10.M filed as part of the Annual Report on Form 10-K for the period ended January 29, 1994 filed by Finlay Jewelry on
                  April 27, 1994).

10.20(a)     --   Guarantee dated as of May 26, 1993 by Finlay Jewelry, Inc. to G.E. Capital, as agent (incorporated by reference to Exhibit 19.13 filed as part of the Quarterly Report on Form 10-Q for the period ended May 1, 1993 filed by Finlay Jewelry on June 30, 1993).

10.20(b)     --   Guarantee dated as of October 28, 1994 by Sonab Holdings in favor of G.E. Capital (incorporated by reference to Exhibit 10.5 filed as part of the Quarterly Report on Form 10-Q for the period ended
                  October 29, 1994 filed by Finlay Jewelry on December 13, 1994).

10.20(c)     --   Guarantee dated as of October 28, 1994 by Sonab International in favor of G.E. Capital
                  (incorporated by reference to Exhibit 10.6 filed as part of the Quarterly Report on Form 10-Q for the period ended October 29, 1994 filed by Finlay Jewelry on December 13, 1994).

10.20(d)     --   Guarantee dated as of October 28, 1994 by Sonab in favor of G.E. Capital (incorporated by reference to Exhibit 10.7 filed as part of the Quarterly Report on Form 10-Q for the period ended October 29,
                  1994 filed by Finlay Jewelry on December 13, 1994).

10.21(a)     --   Pledge Agreement dated as of May 26, 1993 by Finlay Jewelry to G.E. Capital, as agent (incorporated by reference to Exhibit 19.14 filed as part of the Quarterly Report on Form 10-Q for the period ended October 29, 1994 filed by Finlay Jewelry on December 13, 1994).

10.21(b)     --   Amendment Agreement dated October 28, 1994 to the Pledge Agreement by Finlay Jewelry in favor of
                  G.E. Capital (incorporated by reference to Exhibit 10.8 filed as part of the Quarterly Report on
                  Form 10-Q for the period ended October 29, 1994 filed by Finlay Jewelry on December 13, 1994).

10.22(a)     --   Share Pledge Agreement (Translation) dated October 28, 1994 by Sonab Holdings in favor of G.E.
                  Capital (incorporated by reference to Exhibit 10.9 filed as part of the Quarterly Report on Form
                  10-Q for the period ended October 29, 1994 filed by Finlay Jewelry on December 13, 1994).

10.22(b)     --   Share Pledge Agreement (Translation) dated October 28, 1994 by Sonab International in favor of G.E.
                  Capital (incorporated by reference to Exhibit 10.10 filed as part of the Quarterly Report on Form
                  10-Q for the period ended October 29, 1994 filed by Finlay Jewelry on December 13, 1994).

10.23        --   Master Agreement for the Assignment of Accounts Receivable as Security (Translation) dated October
                  28, 1994 by Sonab in favor of G.E. Capital (incorporated by reference to Exhibit 10.11 filed as part of the Quarterly Report on Form 10-Q for the period ended October 29, 1994 filed by Finlay
                  Jewelry on December 13, 1994).

10.24        --   Note Pledge Agreement dated as of October 28, 1994 by Finlay Jewelry in favor of G.E. Capital
                  (incorporated by reference to Exhibit 10.12 filed as part of the Quarterly Report on Form 10-Q for the period ended October 29, 1994 filed by Finlay Jewelry on December 13, 1994).

10.25(a)     --   Amended and Restated Credit Agreement dated as of September 11, 1997 among G. E. Capital, individually and in its capacity as agent, certain other lenders and financial institutions, Finlay
                  Enterprises and Finlay Jewelry (incorporated by reference to

 EXHIBIT
 NUMBER           DESCRIPTION OF DOCUMENT
---------         ---------------------------------------------------------------------------------------------------
                  Exhibit 10.2 filed as part of the Quarterly Report on Form 10-Q for the period ended August 2, 1997 filed by Finlay Jewelry on September 16, 1997).

10.25(b)     --   Amendment No. 1 dated as of September 11, 1997 to the Revolving Credit Agreement (incorporated by reference to Exhibit 10.3 filed as part of the Quarterly Report on Form 10-Q for the period ended
                  August 2, 1997 filed by Finlay Jewelry September 16, 1997).

10.25(c)     --   Amendment No. 2 dated October 6, 1997 to the Revolving Credit Agreement (incorporated by reference to Exhibit 10.2 as part of the Currrent Report on Form 8-K filed by Finlay Jewelry on October 17,
                  1997).

10.26        --   Share Purchase Agreement dated as of October 28, 1994 among Societe Des Grands Magasins Galeries
                  Lafayette, Union Pour Les Investissements Commerciaux, Societe Anonyme Des Galeries Lafayette,
                  Sonab Holdings and Sonab International (incorporated by reference to Exhibit 10.1 filed as part of the Quarterly Report on Form 10-Q for the period ended October 29, 1994 filed by Finlay Jewelry on
                  December 13, 1994).

10.27        --   Form of Officer's and Director's Indemnification Agreement (incorporated by reference to Exhibit
                  10.4 filed as part of the Quarterly Report on Form 10-Q for the period ended April 29, 1995 filed by Finlay Jewelry on June 3, 1995).

10.28(a)     --   Gold Consignment Agreement dated as of June 15, 1995 (the 'Gold Consignment Agreement') between
                  Finlay Jewelry and Rhode Island Hospital Trust National Bank ('RIHT') (incorporated by reference to
                  Exhibit 10.1 filed as part of the Quarterly Report on Form 10-Q for the period ended July 29, 1995 filed by Finlay Jewelry on September 9, 1995).

10.28(b)     --   Amendment No. 1 and Limited Consent to the Gold Consignment Agreement (incorporated by reference to
                  Exhibit 10.31(b) filed as part of the Annual Report on Form 10-K for the period ended February 3,
                  1996 filed by Finlay Jewelry on May 3, 1996).

10.28(c)     --   Amendment No. 2 and Limited Consent dated as of September 10, 1997 to the Gold Consignment
                  Agreement dated as of June 15, 1995, as amended, by and between Finlay Jewelry and Rhode Island
                  Hospital Trust Bank (incorporated by reference to Exhibit 10.4 filed as part of the Quarterly
                  Report on Form 10-Q for the period ended August 2, 1997 filed by Finlay Jewelry on September 16,
                  1997).

10.28(d)     --   Amendment No. 3 and Limited Consent dated as of September 11, 1997 to the Gold Consignment
                  Agreement dated as of June 15, 1995, as amended, by and between Finlay Jewelry and Rhode Island
                  Hospital Trust Bank (incorporated by reference to Exhibit 10.5 filed as part of the Quarterly
                  Report on Form 10-Q for the period ended August 2, 1997 filed by Finlay Jewelry on September 16,
                  1997).

10.28(e)     --   Amendment No. 4 and Limited Consent dated as of October 6, 1997 to the Gold Consignment Agreement
                  dated as of June 15, 1995, as amended, by and between Finlay Jewelry and Rhode Island Hospital
                  Trust Bank (incorporated by reference to Exhibit 10.3 as part of the Current Report on Form 8-K filed by Finlay Jewelry on October 17, 1997).

10.29        --   Security Agreement dated as of June 15, 1995 between Finlay Jewelry and RIHT (incorporated by reference to Exhibit 10.2 filed as part of the Quarterly Report on Form 10-Q for the period ended
                  July 29, 1995 filed by Finlay Jewelry on September 9, 1995).

10.30        --   Cash Collateral Agreement dated as of June 15, 1995 between Finlay Jewelry and RIHT (incorporated by reference to Exhibit 10.3 filed as part of the Quarterly Report on Form 10-Q for the period ended July 29, 1995 filed by Finlay Jewelry on September 9, 1995).


 EXHIBIT
 NUMBER           DESCRIPTION OF DOCUMENT
---------         ---------------------------------------------------------------------------------------------------
10.31        --   Intercreditor Agreement dated as of June 15, 1995 between G.E. Capital and RIHT and acknowledged by
                  Finlay Jewelry (incorporated by reference to Exhibit 10.5 filed as part of the Quarterly Report on
                  Form 10-Q for the period ended July 29, 1995 filed by Finlay Jewelry on September 9, 1995).

10.32        --   Asset Purchase Agreement dated September 3, 1997 by and among Finlay Enterprises, Finlay Jewelry,
                  Zale Corporation and Zale Delaware, Inc. (incorporated by reference to Exhibit 10.6 filed as part of the Quarterly Report on Form 10-Q for the period ended August 2, 1997 filed by Finlay Jewelry on
                  September 16, 1997).
12.1         --   Statement Regarding Computation of Ratios.
21.1         --   Subsidiaries of Finlay Jewelry (incorporated by reference to Exhibit 21.1 filed as part of the
                  Annual Report on Form 10-K for the period ended January 28, 1995 filed by Finlay Jewelry on April
                  12, 1995).
23.1         --   Consent of Arthur Andersen LLP.
23.2         --   Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 5.1).
24.1*        --   Power of Attorney.
25.1         --   Statement of Eligibility of Trustee on Form T-1.
27  *        --   Financial Data Schedule.


------------------

* Previously filed.


ITEM 17. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Finlay Jewelry pursuant to its Certificate of Incorporation, By-Laws, the Underwriting Agreement or otherwise, Finlay Jewelry has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Finlay Jewelry of expenses incurred or paid by a director, officer or controlling person of Finlay Jewelry in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Finlay Jewelry will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Finlay Jewelry hereby undertakes that: (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.
(2) For the purpose of determining any liability under the Securities Act of

1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933 THE COMPANY CERTIFIES THAT IT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 17TH DAY OF APRIL 1998.


                                          FINLAY FINE JEWELRY CORPORATION

                                          By:  /s/ BARRY D. SCHECKNER
                                             -------------------------
                                                     Barry D. Scheckner
                                                 Senior Vice President and
                                                  Chief Financial Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                   NAME                                      TITLE                            DATE
------------------------------------------  ----------------------------------------   -------------------

                    *                       Chairman of the Board and Director              April 17, 1998
------------------------------------------
            David B. Cornstein

                    *                       President, Chief Executive Officer, Vice        April 17, 1998
------------------------------------------  Chairman and Director (Principal
             Arthur E. Reiner               Executive Officer)

          /s/ BARRY D. SCHECKNER            Senior Vice President and Chief                 April 17, 1998
------------------------------------------  Financial Officer (Principal Financial
            Barry D. Scheckner              Officer)

                    *                       Treasurer (Principal Accounting Officer)        April 17, 1998
------------------------------------------
            Bruce E. Zurlnick

                    *                       Director                                        April 17, 1998
------------------------------------------
            Norman S. Matthews

                    *                       Director                                        April 17, 1998
------------------------------------------
           James Martin Kaplan


                    *                       Director                                        April 17, 1998
------------------------------------------
              Rohit M. Desai

                    *                       Director                                        April 17, 1998
------------------------------------------
              Thomas H. Lee

                    *                       Director                                        April 17, 1998
------------------------------------------
           Warren C. Smith, Jr.

                    *                       Director                                        April 17, 1998
------------------------------------------
            Hanne M. Merriman

       *By: /s/ Barry D. Scheckner
            Barry D. Scheckner
             Attorney-in-fact

                                 EXHIBIT INDEX


 EXHIBIT
 NUMBER           DESCRIPTION OF DOCUMENT
---------         -------------------------------------------------------------------------------------------
 1.1         --   Form of Underwriting Agreement--Senior Notes.

 3.1         --   Certificate of Incorporation, as amended, of Finlay Jewelry (incorporated by reference to
                  Exhibit 3.1 of Form S-1 Registration Statement, Registration No. 33-59580).
 3.2         --   By-laws of Finlay Jewelry (incorporated by reference to Exhibit 4.1 filed as part of the
                  Current Report on Form 8-K filed by the Registrant on June 10, 1993).
 4.1         --   Article Fourth of the Restated Certificate of Incorporation and Articles II and VI of the
                  Bylaws (incorporated by reference to Exhibit 4.1 of Form S-1 Registration Statement,
                  Registration No. 33-59380).
 4.2         --   Specimen 10 5/8% Senior Note Due 2003 issued by Finlay Jewelry (incorporated by reference to Exhibit 4.2 filed as part of the Current Report on Form 8-K filed by the Registrant on
                  June 10, 1993).
 4.3(a)      --   Indenture dated as of May 26, 1993 between Finlay Jewelry and Marine Midland Bank, as
                  Trustee, relating to the 10 5/8% Senior Notes Due 2005 issued by Finlay Jewelry
                  (incorporated by reference to Exhibit 4.3 filed as part of the Current Report on Form 8-K filed by the Company on June 10, 1993).
 4.3(b)      --   First Supplemental Indenture dated as of October 28, 1994 among Finlay Jewelry, Sonab
                  Holdings, Sonab International, Sonab and Marine Midland Bank, as Trustee, to the indenture relating to the 10 5/8% Senior Notes due 2003 issued by Finlay Jewelry (incorporated by reference to Exhibit 4.1 filed as part of the Quarterly Report on Form 10-Q for the period ended October 29, 1994 filed by Finlay Jewelry on December 13, 1994).
 4.3(c)      --   Second Supplemental Indenture dated as of July 14, 1995 among Finlay Jewelry, Sonab
                  Holdings, Sonab International, Sonab and Marine Midland Bank, as Trustee, to the indenture relating to the 10 5/8% Senior Notes due 2003 issued by Finlay Jewelry (incorporated by reference to Exhibit 4.1 filed as part of the Quarterly Report on Form 10-Q for the period ended July 29, 1995 filed by Finlay Jewelry on September 9, 1995).
 4.4         --   Stock Purchase Agreement dated as of May 26, 1993 among Finlay Enterprises, Finlay Jewelry,
                  THL Equity Holding Corp., Equity-Linked Investors, L.P. and Equity-Linked Investors-II
                  (incorporated by reference to Exhibit 4.4 filed as part of the Current Report on Form 8-K filed by the Company on June 10, 1993).
 4.5         --   Amended and Restated Stockholders' Agreement dated as of March 6, 1995 among the Finlay
                  Enterprises, David B. Cornstein, Arthur E. Reiner, Robert S. Lowenstein, Norman S.
                  Matthews, Ronald B. Grudberg, Harold S. Geneen, James Martin Kaplan, Electra Investment
                  Trust, PLC, RHI Holdings, Inc., Jeffrey Branman, The Lee Holders listed on the signature page thereto, Equity-Linked Investors, L.P., Equity-Linked Investors-II and certain other security holders (incorporated by reference to Exhibit 4.9 filed as part of the Annual
                  Report on Form 10-K for the period ended January 28, 1995 filed by Finlay Jewelry on April
                  12, 1995).
 4.6         --   Registration Rights Agreement dated as of May 26, 1993 among Finlay Jewelry, David B.
                  Cornstein, Harold S. Geneen, Ronald B. Grudberg, Robert S. Lowenstein, John C. Belknap,
                  James Martin Kaplan, Electra Investment Trust, PLC, RHI Holdings, Inc., Jeffrey Branman,
                  Andrew U. Belknap, Timothy H. Belknap, THL Equity Holding Corp., Equity-Linked Investors,
                  L.P. and Equity-

 EXHIBIT
 NUMBER           DESCRIPTION OF DOCUMENT
---------         -------------------------------------------------------------------------------------------
                  Linked Investors-II (incorporated by reference to Exhibit 4.6 filed as part of the Current
                  Report on Form 8-K filed by Finlay Jewelry on June 10, 1993).

 4.7         --   Omnibus Amendment to Registration Rights and Stockholders' Agreement (incorporated by reference to Exhibit 10.10 filed as part of the Quarterly Report on Form 10-Q for the period ended November 1, 1997 filed by Finlay Jewelry on December 16, 1997).

 4.8              Indenture dated as of April __, 1998, between Finlay Jewelry and Marine Midland Bank, as
                  trustee, relating to the      % Senior Notes due 2008 issued by Finlay Jewelry.

 5.1         --   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison.

10.1         --   Underwriting Agreement relating to the Offering dated April 6, 1995 by and among Finlay
                  Enterprises, Finlay Jewelry, the Selling Stockholders and Goldman, Sachs & Co. on behalf of each of the Underwriters (incorporated by reference to Exhibit 10.1 filed as part of the
                  Annual Report on Form 10-K for the period ended January 28, 1995 filed by Finlay Jewelry on
                  April 12, 1995).

10.2         --   Form of Agreement and Certificate of Option Pursuant to the Long Term Incentive Plan of
                  Finlay Enterprises (incorporated by reference to Exhibit 10.1 filed as part of the
                  Quarterly Report on Form 10-Q for the period ended July 31, 1993 filed by Finlay Jewelry on
                  September 14, 1993).

10.3         --   Finlay Enterprises' Restated Retirement Income Plan (401(k)) (incorporated by reference to
                  Exhibit 10.6 filed as part of the Quarterly Report on Form 10-Q for the period ended July
                  29, 1995 filed by Finlay Jewelry on September 9, 1995).

10.3(a)      --   Amendment No. 1 to Finlay Enterprises' Restated Retirement Income Plan (401(k))
                  (incorporated by reference to Exhibit 10.7 filed as part of the Quarterly Report on Form
                  10-Q for the period ended July 29, 1995 filed by Finlay Jewelry on September 9, 1995).

10.3(b)      --   Amendment No. 2 to Finlay Enterprises' Retirement Income Plan (incorporated by reference to
                  Exhibit 10.1 filed as part of the Quarterly Report on Form 10-Q for the period ended May 4,
                  1996 filed by Finlay Jewelry on June 14, 1996).

10.3(c)      --   Amendment No. 3 to Finlay Enterprises' Retirement Income Plan (401(K)) (incorporated by reference to Exhibit 10.11 filed as part of the Quarterly Report on Form 10-Q for the period ended November 1, 1997 filed by Finlay Jewelry on December 16, 1997).

10.4         --   Executive Medical Benefits Plan of Finlay Jewelry and Finlay Enterprises (incorporated by reference to Exhibit 10.3 of Form S-1 Registration Statement, Registration No. 33-59380).

10.5(a)      --   Employment Agreement dated as of May 26, 1993 between David B. Cornstein and Finlay Jewelry
                  (incorporated by reference to Exhibit 19.2 filed as part of the Quarterly Report on Form
                  10-Q for the period ended May 1, 1993 filed by Finlay Jewelry on June 30, 1993).


10.5(b)      --   Amendment to Employment Agreement dated as of December 20, 1995 between David B. Cornstein and Finlay Jewelry (incorporated by reference to Exhibit 10.1 filed as part of the
                  Quarterly Report on Form 10-Q for the period ended April 29, 1995 filed by Finlay Jewelry on June 3, 1995).

10.5(c)      --   Amendment to Employment Agreement between David B. Cornstein and Finlay Jewelry
                  (incorporated by reference to Exhibit 10.9 filed as part of the Quarterly Report on Form
                  10-Q for the period ended November 1, 1997 filed by Finlay Jewelry on December 16, 1997).

 EXHIBIT
 NUMBER           DESCRIPTION OF DOCUMENT
---------         -------------------------------------------------------------------------------------------
10.6(a)      --   Employment Agreement dated as of January 3, 1995 among Finlay Enterprises, Finlay Jewelry and Arthur E. Reiner (incorporated by reference to Exhibit 10.7(a) of Form S-1 Registration
                  Statement, Registration No. 33-88938).
10.6(b)      --   Executive Securities Purchase Agreement dated as of January 3, 1995 between Finlay
                  Enterprises and Arthur E. Reiner (incorporated by reference to Exhibit 10.7(b) of Form S-1
                  Registration Statement, Registration No. 33-88938).
10.6(c)      --   Limited Recourse Secured Promissory Note dated as of January 3, 1995 by Arthur E. Reiner in favor of Finlay Enterprises (incorporated by reference to Exhibit 10.7(c) of Form S-1
                  Registration Statement, Registration No. 33-88938).
10.6(d)      --   Stock Pledge Agreement dated as of January 3, 1995 between Finlay Enterprises and Arthur E.
                  Reiner (incorporated by reference to Exhibit 10.7(d) of Form S-1 Registration Statement,
                  Registration No. 33-88938).
10.6(e)      --   Amendment Employment Agreement dated as of May 17, 1995 among Finlay Enterprises, Finlay
                  Jewelry and Arthur E. Reiner (incorporated by reference to Exhibit 10.8(e) filed as part of the Annual Report on Form 10-K for the period ended February 1, 1997 filed by Finlay
                  Jewelry on May 1, 1997).
10.6(f)      --   Amendment No. 2 to Employment Agreement dated as of March 5, 1997 among Finlay Enterprises,
                  Finlay Jewelry and Arthur E. Reiner (incorporated by reference to Exhibit 10 filed as part of the Quarterly Report on Form 10-Q for the period ended May 3, 1997 filed by Finlay
                  Jewelry on June 17, 1997).
10.6(g)      --   Amendment No. 3 to Employment Agreement dated July 1, 1997 among Finlay Enterprises, Finlay
                  Jewelry and Arthur E. Reiner (incorporated by reference to Exhibit 10.6(g), filed as part of the Annual Report on Form 10-K for the period ended January 31, 1998 filed by Finlay
                  Jewelry on March 24, 1998).
10.7(a)      --   Consulting and Option Agreement dated as of July 7, 1993 by and between Finlay Jewelry and
                  Norman S. Matthews (incorporated by reference to Exhibit 10.OO filed as part of the Annual
                  Report on Form 10-K for the period ended January 29, 1994 filed by Finlay Jewelry on April
                  27, 1994).
10.7(b)      --   Amendment to Consulting and Option Agreement dated as of March 6, 1995 between Norman S.
                  Matthews and Finlay Jewelry (incorporated by reference to Exhibit 10.2 filed as part of the
                  Quarterly Report on Form 10-Q for the period ended April 29, 1995 filed by Finlay Jewelry on June 3, 1995).
10.8         --   Employment Agreement dated as of April 18, 1997 between Joseph M. Melvin and Finlay Jewelry
                  (incorporated by reference to Exhibit 10.8 filed as part of the Annual Report on Form 10-K for the period ended January 31, 1998 filed by Finlay Jewelry on March 24, 1998).
10.9         --   Tax Allocation Agreement dated as of November 1, 1992 between Finlay Enterprises and Finlay
                  Jewelry (incorporated by reference to Exhibit 19.5 filed as part of the Quarterly Report on
                  Form 10-Q for the period ended May 1, 1993 filed by Finlay Jewelry on June 30, 1993).
10.10        --   Management Agreement dated as of May 26, 1993 among Finlay Enterprises, Finlay Jewelry and
                  Thomas H. Lee Company (incorporated by reference to Exhibit 28.2 filed as part of the
                  Current Report on Form 8-K filed by Finlay Jewelry on June 10, 1993).
10.11        --   Management Agreement dated as of May 26, 1993 among Finlay Enterprises, Finlay Jewelry and
                  Desai Capital Management Incorporated (incorporated by reference to Exhibit 28.1 filed as part of the Current Report on Form 8-K filed by Finlay Jewelry on June 10, 1993).
10.12(a)     --   Long Term Incentive Plan of Finlay Jewelry (incorporated by reference to Exhibit 19.5 filed as part of the Quarterly Report on Form 10-Q for the period ended May 1, 1993 filed by
                  Finlay Jewelry on June 30, 1993).

 EXHIBIT
 NUMBER           DESCRIPTION OF DOCUMENT
---------         -------------------------------------------------------------------------------------------
10.12(b)     --   Amendment No. 1 to Finlay Enterprises' Long Term Incentive Plan (incorporated by reference to Exhibit 10.14(b) of the Form S-1 Registration Statement, Registration No. 33-88938).

10.13        --   1997 Long Term Incentive Plan (incorporated by reference to Exhibit 10.13 filed as part of the Annual Report on Form 10-K for the period ended January 31, 1998 filed by Finlay
                  Jewelry on March 24, 1998).

10.14(a)     --   Amended and Restated Credit Agreement dated as of March 28, 1995 among G.E. Capital, individually and its capacity as agent, certain other lenders and financial institutions,
                  Finlay Enterprises and Finlay Jewelry (the 'Amended and Restated Credit Agreement')
                  (incorporated by reference to Exhibit 10.15 filed as part of the Annual Report on Form 10-K for the period ended January 28, 1995 filed by Finlay Jewelry on April 12, 1995).

10.14(b)     --   Amendment No. 1, dated as of June 15, 1995, to the Amended and Restated Credit Agreement
                  (incorporated by reference to Exhibit 10.4 filed as part of the Quarterly Report on Form
                  10-Q for the period ended July 29, 1995 filed by Finlay Jewelry on September 9, 1995).

10.14(c)     --   Amendment No. 2 to the Amended and Restated Credit Agreement dated as of February 1, 1996
                  (incorporated by reference to Exhibit 10.15(c) filed as part of the Annual Report on Form
                  10-K for the period ended February 3, 1996 filed by Finlay Jewelry on May 3, 1996).

10.14(d)     --   Amendment No. 3 to the Amended and Restated Credit Agreement dated as of January 31, 1997
                  (incorporated by reference to Exhibit 10.1 filed as part of the Quarterly Report on Form
                  10-Q for the period ended August 2, 1997 filed by Finlay Jewelry on September 16, 1997).

10.15(a)     --   Amended and Restated Revolving Note dated as of March 28, 1995 by Finlay Enterprises and
                  Finlay Jewelry to the order of G.E. Capital in the principal amount of $98,000,000
                  (incorporated by reference to Exhibit 10.16(a) filed as part of the Annual Report on Form
                  10-K for the period ended January 28, 1995 filed by Finlay Jewelry on April 12, 1995).


10.15(b)     --   Amended and Restated Revolving Note dated as of March 28, 1995 by Finlay Enterprises and
                  Finlay Jewelry to the order of Shawmut Bank in the principal amount of $37,000,000
                  (incorporated by reference to Exhibit 10.16(b) filed as part of the Annual Report on Form
                  10-K for the period ended January 28, 1995 filed by Finlay Jewelry on April 12, 1995).

10.16        --   Security Agreement dated as of May 26, 1993 by Finlay Jewelry in favor of G.E. Capital, as agent (incorporated by reference to Exhibit 19.9 filed as part of the Quarterly Report on
                  Form 10-Q for the period ended May 1, 1993 filed by Finlay Jewelry on June 30, 1993).

10.17        --   Security Agreement and Mortgage--Trademarks, Patents and Copyrights, dated as of May 26,
                  1993 by Finlay Jewelry in favor of G.E. Capital, as agent (incorporated by reference to
                  Exhibit 19.10 filed as part of the Quarterly Report on Form 10-Q for the period ended May
                  1, 1993 filed by Finlay Jewelry on June 30, 1993).

10.18        --   Assignment of Life Insurance Policy as Collateral dated May 26, 1993 by Finlay Enterprises
                  G.E. Capital, as agent (upon the life of each David B. Cornstein, Ronald B. Grudberg and
                  Robert S. Lowenstein) (incorporated by reference to Exhibit 19.11 filed as part of the
                  Quarterly Report on Form 10-Q for the period ended May 1, 1993 filed by Finlay Jewelry on
                  June 30, 1993).

10.19        --   Assignment of Business Interruption Insurance Policy as Collateral dated February 28, 1994 by Finlay Jewelry to G.E. Capital, as agent (incorporated by

 EXHIBIT
 NUMBER           DESCRIPTION OF DOCUMENT
---------         -------------------------------------------------------------------------------------------
                  reference to Exhibit 10.M filed as part of the Annual Report on Form 10-K for the period ended January 29, 1994 filed by Finlay Jewelry on April 27, 1994).

10.20(a)     --   Guarantee dated as of May 26, 1993 by Finlay Jewelry, Inc. to G.E. Capital, as agent
                  (incorporated by reference to Exhibit 19.13 filed as part of the Quarterly Report on Form
                  10-Q for the period ended May 1, 1993 filed by Finlay Jewelry on June 30, 1993).
10.20(b)     --   Guarantee dated as of October 28, 1994 by Sonab Holdings in favor of G.E. Capital
                  (incorporated by reference to Exhibit 10.5 filed as part of the Quarterly Report on Form
                  10-Q for the period ended October 29, 1994 filed by Finlay Jewelry on December 13, 1994).
10.20(c)     --   Guarantee dated as of October 28, 1994 by Sonab International in favor of G.E. Capital
                  (incorporated by reference to Exhibit 10.6 filed as part of the Quarterly Report on Form
                  10-Q for the period ended October 29, 1994 filed by Finlay Jewelry on December 13, 1994).
10.20(d)     --   Guarantee dated as of October 28, 1994 by Sonab in favor of G.E. Capital (incorporated by reference to Exhibit 10.7 filed as part of the Quarterly Report on Form 10-Q for the period ended October 29, 1994 filed by Finlay Jewelry on December 13, 1994).
10.21(a)     --   Pledge Agreement dated as of May 26, 1993 by Finlay Jewelry to G.E. Capital, as agent
                  (incorporated by reference to Exhibit 19.14 filed as part of the Quarterly Report on Form
                  10-Q for the period ended October 29, 1994 filed by Finlay Jewelry on December 13, 1994).
10.21(b)     --   Amendment Agreement dated October 28, 1994 to the Pledge Agreement by Finlay Jewelry in
                  favor of G.E. Capital (incorporated by reference to Exhibit 10.8 filed as part of the
                  Quarterly Report on Form 10-Q for the period ended October 29, 1994 filed by Finlay Jewelry on December 13, 1994).
10.22(a)     --   Share Pledge Agreement (Translation) dated October 28, 1994 by Sonab Holdings in favor of
                  G.E. Capital (incorporated by reference to Exhibit 10.9 filed as part of the Quarterly
                  Report on Form 10-Q for the period ended October 29, 1994 filed by Finlay Jewelry on
                  December 13, 1994).
10.22(b)     --   Share Pledge Agreement (Translation) dated October 28, 1994 by Sonab International in favor of G.E. Capital (incorporated by reference to Exhibit 10.10 filed as part of the Quarterly
                  Report on Form 10-Q for the period ended October 29, 1994 filed by Finlay Jewelry on
                  December 13, 1994).
10.23        --   Master Agreement for the Assignment of Accounts Receivable as Security (Translation) dated
                  October 28, 1994 by Sonab in favor of G.E. Capital (incorporated by reference to Exhibit
                  10.11 filed as part of the Quarterly Report on Form 10-Q for the period ended October 29,
                  1994 filed by Finlay Jewelry on December 13, 1994).
10.24        --   Note Pledge Agreement dated as of October 28, 1994 by Finlay Jewelry in favor of G.E.
                  Capital (incorporated by reference to Exhibit 10.12 filed as part of the Quarterly Report on Form 10-Q for the period ended October 29, 1994 filed by Finlay Jewelry on December 13,
                  1994).
10.25(a)     --   Restated Credit Agreement dated as of September 11, 1997 among G. E. Capital, individually and in its capacity as agent, certain other lenders and financial institutions, Finlay
                  Enterprises and Finlay Jewelry ('Amended and Revolving Credit Agreement') (incorporated by reference to Exhibit 10.2 filed as part of the Quarterly Report on Form 10-Q for the period ended August 2, 1997 filed by Finlay Jewelry on September 16, 1997).
10.25(b)     --   Amendment No. 1 dated as of September 11, 1997 to the Revolving Credit Agreement
                  (incorporated by reference to Exhibit 10.3 filed as part of the

 EXHIBIT
 NUMBER           DESCRIPTION OF DOCUMENT
---------         -------------------------------------------------------------------------------------------
                  Quarterly Report on Form 10-Q for the period ended August 2, 1997 filed by Finlay Jewelry
                  September 16, 1997).

10.25(c)     --   Amendment No. 2 dated October 6, 1997 to the Revolving Credit Agreement (incorporated by reference to Exhibit 10.2 as part of the Currrent Report on Form 8-K filed by Finlay
                  Jewelry on October 17, 1997).

10.26        --   Share Purchase Agreement dated as of October 28, 1994 among Societe Des Grands Magasins
                  Galeries Lafayette, Union Pour Les Investissements Commerciaux, Societe Anonyme Des
                  Galeries Lafayette, Sonab Holdings and Sonab International (incorporated by reference to
                  Exhibit 10.1 filed as part of the Quarterly Report on Form 10-Q for the period ended
                  October 29, 1994 filed by Finlay Jewelry on December 13, 1994).

10.27        --   Form of Officer's and Director's Indemnification Agreement (incorporated by reference to
                  Exhibit 10.4 filed as part of the Quarterly Report on Form 10-Q for the period ended April
                  29, 1995 filed by Finlay Jewelry on June 3, 1995).

10.28(a)     --   Gold Consignment Agreement dated as of June 15, 1995 (the 'Gold Consignment Agreement')
                  between Finlay Jewelry and Rhode Island Hospital Trust National Bank ('RIHT') (incorporated by reference to Exhibit 10.1 filed as part of the Quarterly Report on Form 10-Q for the period ended July 29, 1995 filed by Finlay Jewelry on September 9, 1995).

10.28(b)     --   Amendment No. 1 and Limited Consent to the Gold Consignment Agreement (incorporated by reference to Exhibit 10.31(b) filed as part of the Annual Report on Form 10-K for the period ended February 3, 1996 filed by Finlay Jewelry on May 3, 1996).

10.28(c)     --   Amendment No. 2 and Limited Consent dated as of September 10, 1997 to the Gold Consignment
                  Agreement dated as of June 15, 1995, as amended, by and between Finlay Jewelry and Rhode
                  Island Hospital Trust Bank (incorporated by reference to Exhibit 10.4 filed as part of the
                  Quarterly Report on Form 10-Q for the period ended August 2, 1997 filed by Finlay Jewelry on September 16, 1997).

10.28(d)     --   Amendment No. 3 and Limited Consent dated as of September 11, 1997 to the Gold Consignment
                  Agreement dated as of June 15, 1995, as amended, by and between Finlay Jewelry and Rhode
                  Island Hospital Trust Bank (incorporated by reference to Exhibit 10.5 filed as part of the
                  Quarterly Report on Form 10-Q for the period ended August 2, 1997 filed by Finlay Jewelry on September 16, 1997).

10.28(e)     --   Amendment No. 4 and Limited Consent dated as of October 6, 1997 to the Gold Consignment
                  Agreement dated as of June 15, 1995, as amended, by and between Finlay Jewelry and Rhode
                  Island Hospital Trust Bank (incorporated by reference to Exhibit 10.3 as part of the
                  Current Report on Form 8-K filed by Finlay Jewelry on October 17, 1997).

10.29        --   Security Agreement dated as of June 15, 1995 between Finlay Jewelry and RIHT (incorporated by reference to Exhibit 10.2 filed as part of the Quarterly Report on Form 10-Q for the period ended July 29, 1995 filed by Finlay Jewelry on September 9, 1995).

10.30        --   Cash Collateral Agreement dated as of June 15, 1995 between Finlay Jewelry and RIHT
                  (incorporated by reference to Exhibit 10.3 filed as part of the Quarterly Report on Form
                  10-Q for the period ended July 29, 1995 filed by Finlay Jewelry on September 9, 1995).

10.31        --   Intercreditor Agreement dated as of June 15, 1995 between G.E.Capital and RIHT and acknowledged by Finlay Jewelry (incorporated by reference to

 EXHIBIT
 NUMBER           DESCRIPTION OF DOCUMENT
---------         -------------------------------------------------------------------------------------------
                  Exhibit 10.5 filed as part of the Quarterly Report on Form 10-Q for the period ended July
                  29, 1995 filed by Finlay Jewelry on September 9, 1995).

10.32        --   Asset Purchase Agreement dated September 3, 1997 by and among Finlay Enterprises, Finlay
                  Jewelry, Zale Corporation and Zale Delaware, Inc. (incorporated by reference to Exhibit
                  10.6 filed as part of the Quarterly Report on Form 10-Q for the period ended August 2, 1997 filed by Finlay Jewelry on September 16, 1997).
12.1         --   Statement Regarding Computation of Ratios.
21.1         --   Subsidiaries of Finlay Jewelry (incorporated by reference to Exhibit 21.1 filed as part of the Annual Report on Form 10-K for the period ended January 28, 1995 filed by Finlay
                  Jewelry on April 12, 1995).
23.1         --   Consent of Arthur Andersen LLP.
23.2         --   Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 5.1).
24.1*        --   Power of Attorney.
25.1         --   Statement of Eligibility of Trustee.
27*          --   Financial Data Schedule.


------------------

* Previously filed.